EXHIBIT 99.1


NEWS RELEASE


                                                        FOR IMMEDIATE RELEASE
                                                        CONTACT:  John E. Reed
                                                                (413) 568-9571


                       MESTEK, INC. SIGNS LETTER OF INTENT
                       TO ACQUIRE METALFORMING BUSINESSES


Westfield, MA (April 30, 2001) Mestek, Inc. (NYSE: MCC) and SNS Properties, Inc. announced today that they have entered into a non-binding letter of intent whereby Mestek's metal-forming subsidiary, Formtek, will acquire the Yoder and Mentor businesses of SNS along with certain property.

         Yoder is the leading manufacturer of quality roll formers and tube and pipe mills. Mentor engineers and sells laser-guided automated vehicles for material handling. Mestek believes that Yoder fits well into Formtek and will create increased revenue opportunities for its Lockformer, Dahlstrom, Hill Engineering and Cooper-Weymouth, Peterson divisions. The closing of the transaction is contingent upon due diligence, negotiation of definitive purchase agreements and board approvals.

         Mestek is a diversified manufacturer of heating, ventilating and air conditioning equipment, metal hose and hose products and metal-forming machinery.

Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward-looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Mestek's future performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause Mestek's financial performance to differ materially from past results and from those expressed in any forward looking statements, include, without limitation, risks associated with integration following the acquisition, variability in quarterly operating results, customer concentration, product acceptance, long sales cycles, long and varying delivery cycles, dependence on business partners and emerging technological standards. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.